Exhibit F

Directors, Executive Officers and Controlling Shareholders of First Southern Bancorp, Inc.:

                Jesse T. Correll, Director and Executive Officer

Jill M. Martin, Executive Officer

Douglas P. Ditto, Director and Executive Officer

Alex Keltner, Director

Adrienne Correll, Director

Michael Ray, Director

Tommy Roberts, Director and Executive Officer

Theodore C. Miller, Executive Officer

William W. Perry, Director

Kevin Attkisson, Director

Alma Randolph Crump, Director

Bradley J. Betack, Executive Officer

Daniel Roberts, Executive Officer

Managers, Executive Officers and Controlling Persons of First Southern Funding, LLC:

Jesse T. Correll, Manager, Executive Officer and Controlling Person

Jill M. Martin, Manager and Executive Officer

Douglas P. Ditto, Manager and Executive Officer

Preston Correll, Manager and Executive Officer

Executive Officers, Members and Controlling Persons of First Southern Holdings, LLC:

                Jesse T. Correll, Executive Officer

Jill M. Martin, Executive Officer

First Southern Funding, LLC, Member

First Southern Bancorp, Inc., Member and Controlling Person

General Partners of WCorrell, Limited Partnership:

                Jesse T. Correll, Managing General Partner

Directors, Executive Officers and Controlling Shareholders of Cumberland Lake Shell, Inc.:

Ward F. Correll Irrevocable Family Bank GSTT Trust UTA dated 12-17-1997, Controlling Shareholder

Jesse T. Correll, Director

Greg Correll, Director

Leah D. Taylor, Executive Officer and Director

Stephen Acton, Executive Officer and Director

All of the individuals identified above in this Exhibit are citizens of the United States and during the last five years, none of them (i) has been convicted of a criminal proceeding (excluding traffic violations or similar misdemeanors) nor (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

The following table shows the business address and principal occupation(s) of the individuals identified above in this Exhibit:

Stephen Acton	P. O. Box 430 Somerset, KY 42502 370 S. Highway 27, Suite 26 Somerset, KY 42501	Vice President, Secretary and Director of Cumberland Lake Shell, Inc. (Commercial real estate/investments)
Greg Correll	7907 Nicholasville Rd. Lancaster, KY 40444	Member, Marksbury Farm Foods, LLC (Processing facility and retailer)
Jesse T. Correll	P.O. Box 328 205 N. Depot St. Stanford, KY 40484

Chairman, President, CEO and Director of First Southern Bancorp, Inc. (Bank holding company), and UTG, Inc. (Insurance holding company), Chairman, CEO and Director of Universal Guaranty Life Insurance Co. (Life insurance co.), Chairman and Director of First Southern National Bank (Bank)

Douglas P. Ditto	P.O. Box 328 99 Lancaster Street Stanford, KY 40484

Vice President, Vice Chairman and Director of First Southern Bancorp, Inc. (Bank holding company), Senior Vice President Investments, First Southern National Bank (Bank), Vice President of UTG, Inc. (Insurance holding company) and Universal Guaranty Life Insurance Co. (Life insurance co.)

Jill Martin	P.O. Box 328 111 W. Main St. Stanford, KY 40484	Vice President, Treasurer, and Asst. Secretary of First Southern Bancorp, Inc. (Bank holding company) and First Southern National Bank (Bank)
Theodore C. Miller	P.O. Box 328 111 W. Main St. Stanford, KY 40484

CFO and Asst. Secretary of First Southern Bancorp, Inc. (Bank holding company) and First Southern National Bank (Bank), Senior Vice President and CFO of UTG, Inc. (Insurance holding company) and Universal Guaranty Life Insurance Co. (Life insurance co.)

William W. Perry	223 West Wall Street, Suite 900 Midland, TX 79701	Owner, S.E.S. Investments, LTD, Managing Partner of PBEX, LLC and CEO of EGL Resources, Inc. (oil and gas investments/companies)
Michael Ray	385 Valley Oak Drive Somerset, KY 42503	CFO, Moden Distributors, Inc. (Wholesale/Distribution)
Tommy Roberts	P.O. Box 328 99 Lancaster Street Stanford, KY 40484	Chief Executive Officer and Director of First Southern National Bank (Bank), Vice President and Director, of First Southern Bancorp, Inc. (Bank holding company)
Leah D. Taylor	P. O. Box 430 Somerset, KY 42502 370 S. Highway 27, Suite 26 Somerset, KY 42501	President, and Director of Cumberland Lake Shell, Inc. (Commercial real estate/investments)
Alex Keltner	P.O. Box 118 138 N. Main St. Russellville, KY 42276	Director, First Southern Bancorp, Inc. (Bank holding company), President, Director, First Southern National Bank (Bank)
Adrienne Correll	P.O. Box 328 99 Lancaster Street Stanford, KY 40484	Director, First Southern Bancorp, Inc. (Bank holding company), Director, Commercial Lender, First Southern National Bank (Bank),
Kevin Attkisson	3309 Collins Lane Louisville, KY 40245	Managing Partner, Manna Capital Partners (investment firm)
Alma Randolph Crump	4315 Spring Bank Drive Owensboro, KY 42303	Self-employed, Alma Randolph Consulting (Consulting firm)
Bradley J. Betack	P.O. Box 328 99 Lancaster Street Stanford, KY 40484

Secretary, Corporate Counsel of First Southern Bancorp, Inc. (Bank holding company), First Southern National Bank (Bank), UTG, Inc. (Insurance holding company) and Universal Guaranty Life Insurance Co. (Life insurance co.)

Daniel Roberts	P.O. Box 328 205 N. Depot St. Stanford, KY 40484

Vice President of First Southern Bancorp, Inc. (Bank holding company), First Southern National Bank (Bank), UTG, Inc. (Insurance holding company) and President of Universal Guaranty Life Insurance Co. (Life insurance co.)

Preston Correll	7907 Nicholasville Road Lancaster, KY 40444	Member, Marksbury Farm Foods, LLC (Processing Facility & Retailer), Director of UTG, Inc. (Insurance holding company) and Universal Guaranty Life Insurance Co. (Life insurance co.)